UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 17, 2010

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)  (808) 694-8822

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On December 17, 2010, the Human Resources and Compensation Committee of Bank of Hawaii Corporation (the “Corporation”) adopted a compensation program (the “Program”) for certain executives providing for a conversion of an identified percentage of their 2011 base salary to restricted shares in the Corporation.  The restricted share grants shall be dated January 14, 2011, with the share price to be determined as of the close of the trading day on January 14, 2011.

Adoption of the Program results in a conversion of 2011 base salary for Chairman, CEO and President Peter S. Ho in the amount of $75,000, Vice Chair and CFO Kent T. Lucien in the amount of $42,500, Vice Chair and CAO Mark A. Rossi in the amount of $39,000 and Vice Chair and CRO Mary E. Sellers of $34,000.  The restricted shares awarded to Peter S. Ho, Mark A. Rossi and Mary E. Sellers shall vest annually and equally over a 5 year period commencing on January 31, 2012 and ending on January 31, 2016 (Exhibit 1).  The restricted shares awarded to Kent T. Lucien shall vest 20% on January 31, 2012 and 80% on January 31, 2013 (Exhibit 2) consistent with the terms of his Retention Agreement with the Corporation executed on June 30, 2010.

A copy of the approved Restricted Stock Grant Agreements are attached as Exhibits 1 and 2 and incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.

10.1	2011 Stock Grant Agreement
10.2	2011 Stock Grant Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2010	BANK OF HAWAII CORPORATION

	By:	/s/ MARK A. ROSSI
Mark A. Rossi
Vice Chairman and Corporate Secretary